SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2017

PAYMENT DATA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30152	98-0190072
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12500 San Pedro, Suite 120, San Antonio, TX	78216
(Address of principal executive offices)	(Zip Code)

(210) 249-4100

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2017, we entered into a separation and release of claims agreement with Habib Yunus, our former Chief Financial Officer who resigned from his office on December 30, 2016. Prior to his resignation, we provided timely notice under the employment agreement dated March 3, 2015 of our intent not to renew the term of his employment agreement beginning March 3, 2017. Pursuant to the separation agreement, we agreed to mutually terminate the employment agreement. We also agreed to pay Mr. Yunus his base salary until and including March 31, 2017, pay his country club membership fees for 2017, and issue 53,334 shares of our common stock, instead of any compensation that would have been due to Mr. Yunus pursuant to his employment agreement. The 53,334 shares of common stock will be issued on March 17, 2017 from our equity incentive plan, net of any shares to cover taxes, and vest immediately. In consideration, Mr. Yunus waived and released all claims against us, as permissible under law. Mr. Yunus will be subject to confidentiality, non-compete, non-solicitation and non-disparagement clause for a period of two years. Mr. Yunus’ 266,667 unvested shares of common stock were also forfeited.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Separation and Release of Claims Agreement, dated March 17, 2017, by and between Payment Data Systems, Inc. and Habib Yunus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYMENT DATA SYSTEMS, INC.

Date: March 23, 2017

By:      /s/ Louis A. Hoch

Name: Louis A. Hoch

Title:   Chief Executive Officer and President